UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	82-4844620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chad Martin as Chief Financial Officer

On May 25, 2022, MeridianLink, Inc. (the “Company”) announced that Chad Martin will resign upon mutual agreement with the Company’s Board of Directors (the “Board”) as the Company’s Treasurer and Chief Financial Officer, effective as of May 31, 2022. Mr. Martin’s resignation is not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with his resignation, the Company entered into a Transition Agreement with Mr. Martin (the “Transition Agreement”), subject to the terms of which, including the requirement that Mr. Martin executes and does not revoke a general release of claims against the Company: (i) Mr. Martin will not be eligible for any severance pursuant to the terms of his employment agreement or otherwise, (ii) upon his resignation as Chief Financial Officer, Mr. Martin will no longer be an employee of the Company, but he shall serve as a consultant to the Company through January 1, 2023 and will receive consulting fees of $33,838.42 per month through July 31, 2022 (the “Initial Consulting Period”) and $10,000 per month during the period from August 1, 2022 to January 1, 2023, (iii) Mr. Martin will continue to vest in his outstanding equity grants through the end of the Initial Consulting Period, and (iv) provided he continues to provide services under the Transition Agreement through July 31, 2022, Mr. Martin will be eligible to receive up to 50% of the annual cash incentive compensation for the year ended December 31, 2022 that he would otherwise have received had he remained employed through the payment date for such cash incentive compensation. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Effective upon Mr. Martin’s departure, Nicolaas Vlok, the Company’s Chief Executive Officer, will act as interim principal accounting officer and principal financial officer, in addition to his current role, until the Company’s new Chief Financial Officer joins the Company, which is expected to be on June 13, 2022.

Appointment of Sean Blitchok as Chief Finanical Officer

On May 25, 2022, the Company announced that the Board has appointed Sean W. Blitchok, age 49, as the Company’s Chief Financial Officer, effective upon the commencement of his employment, which is expected to be June 13, 2022 (the “Start Date”). Mr. Blitchok will serve as the Company’s principal accounting officer and principal financial officer effective as of the Start Date.

Prior to joining the Company, Mr. Blitchok served as the Senior Vice President of Finance and Operations at BlackLine, Inc., a cloud-based financial operations management platform specializing in accounting software development, from August 2021 to June 2022. Prior to that, Mr. Blitchok served as the Vice President of Finance and Strategy at Salesforce, Inc., a cloud-based software company providing relationship management software and applications to consumers, from June 2017 to August 2021, and as its Vice President of Operations and Shared Services from January 2013 to June 2017. Mr. Blitchok has previously also served as Senior Finance Director, Finance Director, and Enterprise Risk Manager at the Hewlett-Packard Company, a multinational information technology company, from June 2004 to January 2013. Mr. Blitchok holds a B.S. in sociology and business law from Western Michigan University and an M.B.A from Michigan State University – Eli Broad College of Business.

In connection with his appointment as Chief Financial Officer of the Company, the Company entered into an Employment Agreement with Mr. Blitchok (the “Employment Agreement”) providing for: (i) a base salary of $440,000 per year (the “Base Salary”), (ii) a one-time cash bonus equal to $350,000, subject to certain clawback provisions set forth in the Employment Agreement, (iii) eligibility to receive cash incentive compensation with a target of 75% of his base salary, subject to the terms of any applicable incentive compensation plan(s), (iv) a grant of stock options (the “Options”) and restricted stock units (the “Time-Based RSUs”) in an amount equal to $5,200,000 in the aggregate pursuant to the Company’s 2021 Stock Option and Incentive Plan, 25% of which amount shall be Options and 75% of which shall be Time-Based RSUs (the “Equity Award”), which shall vest with respect to 25% of the Equity Award on the first anniversary of the Start Date, and then ratably over the following twelve quarters, in each case subject to Mr. Blitchok’s continued service with the Company, (v) in the event that Mr. Blitchok’s employment is terminated for any reason, the Company will be obligated to pay (1) any Base Salary earned through the date of termination, (2) any unpaid expense reimbursements, subject to certain terms of the Employment Agreement, and (3) any vested benefits through the date of termination, (vi) if Mr. Blitchok’s employment is terminated without Cause or Mr. Blitchok terminates his employment for Good Reason, each as defined in the Employment Agreement, and Mr. Blitchok signs a separation agreement and release of claims, the Company shall be obligated to (1) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Blitchok’s employment had not been terminated and a pro-rated amount of his target bonus for the then-current year, and (2) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 12 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Blitchok if he had remained employed by the Company, and (vii) if Mr. Blitchok’s employment is terminated without Cause or Mr. Blitchok terminates his employment for Good Reason either 3 months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth in (vi), he would be entitled to (1) a lump-sum cash severance payment equal to the sum of 18 months of Mr. Blitchok’s then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (2) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (3) if he elects healthcare continuation coverage under COBRA, the Company will pay up to 18 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Blitchok if he had remained employed by the Company. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Company and Mr. Blitchok also entered into an agreement regarding confidentiality, intellectual property assignment, and certain post-termination covenants of Mr. Blitchok, including non-solicitation and non-competition.
The Company will enter into an indemnification agreement with Mr. Blitchok in connection with his employment, which will be in substantially the same form as that entered into with the other executive officers of the Company filed as Exhibit 10.5 to the Company’s annual report on Form 10-K filed on March 10, 2022 and incorporated herein by reference.

There are no family relationships between Mr. Blitchok and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Blitchok that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Blitchok and any other persons pursuant to which he was appointed as Chief Financial Officer.

Item 7.01 Regulation FD Disclosure.

On May 25, 2022, the Company issued a press release announcing Mr. Blitchok’s appointment as Chief Financial Officer and Mr. Martin’s resignation from the Company. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Transition Agreement between the Company and Chad Martin, dated as of May 24, 2022.

10.2*	Employment Agreement between the Company and Sean Blitchok, dated as of May 24, 2022.

99.1	Press Release dated May 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: May 25, 2022
	By:	/s/ Nicolaas Vlok
Nicolaas Vlok
Chief Executive Officer